Exhibit (a)(1)(B)

AGREEMENT OF ASSIGNMENT AND TRANSFER

FOR UNITS OF LIMITED PARTNERSHIP INTEREST IN
WESTIN HOTELS LIMITED PARTNERSHIP

      Note: If you wish to tender any Units to us, you must complete pages A-1, A-2 and A-3 at the back of this document and return this Agreement and those signature pages to us as described below.

      If you wish to consent to the Proposals described in the Offer to Purchase and Solicitation Statement in addition to tendering your Units, you must also fill out, sign and deliver the GREEN Consent Form that is included in this package.

1.     Offer of Units; Agreement to Transfer

      Upon the terms of and subject to the conditions set forth in this Agreement of Assignment and Transfer (this “Agreement”), I, the undersigned Limited Partner (as defined in the Partnership Agreement that is defined below), and/or assignee holder or beneficial owner, do hereby offer to sell, assign, transfer, convey and deliver (“Transfer”) to WHLP Acquisition LLC or its assignee or assignees (such purchasing entity is hereafter referred to as “Purchaser”),                      units of limited partnership interest (including any certificates or depositary receipts evidencing such interests) (the “Units”) in Westin Hotels Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to this Agreement and the associated Offer to Purchase and Solicitation Statement (the “Offer to Purchase and Solicitation Statement”), dated November 4, 2003 (“Purchaser’s Offer Date”), as each may be supplemented or amended, for a purchase price of $625 per Unit, subject to adjustment as set forth in the Offer to Purchase and Solicitation Statement and below (the “Purchase Price”).

      Notwithstanding any provision to the contrary, it is my understanding, and I hereby acknowledge and agree, that, upon the terms and subject to the conditions of this Agreement, Purchaser shall be entitled to receive (i) all distributions of cash or other property from the Partnership attributable to the Units that are declared or made on or after October 1, 2003, including, without limitation, all distributions of cash from operations and capital proceeds, without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after my Offer or the Transfer and (ii) all proceeds that are paid on or after October 1, 2003, from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the Limited Partners with respect to the Units, regardless of when the claims brought pursuant to such action accrued (the distributions or proceeds described in (i) and (ii), collectively, a “Distribution”). To the extent that any Distribution is made or declared by the Partnership with respect to the Units for any period commencing on or after October 1, and I receive such Distribution, I understand that the amount of the Distribution per Unit will be deducted from the cash price of $625 per Unit to be paid to me by Purchaser, as described in the Offer to Purchase and Solicitation Statement. It is also my understanding, and I acknowledge and agree, that, subject to Purchaser’s payment to me for the Units Transferred hereby, the taxable income and taxable loss attributable to the Transferred Units with respect to the taxable period in which the Transfer occurs shall be allocated between me and Purchaser as provided in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 1986, as such agreement may be amended (the “Partnership Agreement”), or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and Purchaser.

      It is my intention that Purchaser succeed to my interest as a Substituted Limited Partner, as defined in the Partnership Agreement, with respect to the Transferred Units and that Purchaser will be treated as a Limited Partner of the Partnership with respect to those Units for all purposes. Subject to, and effective upon, Purchaser’s payment to me for the Units Transferred hereby upon the terms of and subject to the conditions of this Agreement and the Offer to Purchase and Solicitation Statement, I hereby Transfer to Purchaser all of my right, title and interest in and to the Units and any and all Distributions declared or made on or after October 1, including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to the Units, or, if applicable, in respect of my status as a Limited Partner, under the Partnership Agreement or otherwise. This Transfer is made unconditionally (i) to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the general partner of the Partnership (the “General Partner”), and (ii) to the extent that the General Partner recognizes the transfer of those Units to Purchaser for all purposes and will accept Purchaser as the Substituted Limited Partner in respect of the Transferred Units in accordance with Section 11 of the Partnership Agreement.

      I agree to pay any costs incurred by Purchaser in connection with the enforcement of any of my obligations hereunder and to indemnify and hold harmless Purchaser from and against all claims, damages, losses, obligations and any responsibilities arising, directly or indirectly, out of my breach of any agreements, representations and warranties made by me herein. Purchaser will be entitled to recover from me all costs and expenses Purchaser incurs in recovering any amounts due Purchaser from me under this Agreement, including fees and expenses incurred in the collection process as well as reasonable lawyers’ fees and costs at trial and on appeal. I shall keep the terms of this Agreement and all other dealings and communications between myself and Purchaser and our respective representatives confidential. Notwithstanding the foregoing, I (and each affiliate and person acting on my behalf) agree that I and any other party to this Agreement (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to me or such other party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including, without limitation, (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

2.     Appointment as Attorney-In-Fact and Proxy

      Effective upon Purchaser’s payment for the Units Transferred hereby, and subject to “THE TENDER OFFER — Withdrawal Rights” section in the Offer to Purchase and Solicitation Statement, I hereby irrevocably constitute and appoint Purchaser and its designees as my true and lawful attorneys-in-fact and proxies with respect to the Units (and with respect to any and all other Units or other securities issued or issuable in respect of such Unit on or after Purchaser’s Offer Date), each with full power of substitution, to the full extent of my rights (such power of attorney and proxy being deemed to be an irrevocable durable power coupled with an interest and being unaffected by my disability, incapacity, dissolution, termination or bankruptcy), to (i) seek to transfer ownership of such Units on the Partnership’s books to Purchaser (and to execute and to deliver any accompanying evidences of transfer and authenticity which Purchaser, the Partnership or the General Partner may deem necessary or appropriate in connection therewith, including, without limitation, any documents or instruments required to be executed under a “Transferor’s (Seller’s) Application for Transfer” created by the NASD, if required); (ii) become a Substituted Limited Partner; (iii) receive any and all Distributions made or declared by the Partnership on or after October 1, 2003; (iv) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer to Purchase and Solicitation Statement; (v) execute and deliver to the Partnership and/or the General Partner (as the case may be) a change of address form instructing the Partnership to send any and all future Distributions to which Purchaser is entitled pursuant to the terms of the Offer to Purchase and Solicitation Statement in respect of tendered Units to the address specified in such form; (vi) endorse any check payable to me or upon my order representing a distribution to which Purchaser is entitled pursuant to the terms of the Offer to Purchase and Solicitation Statement, in each case on my behalf, in favor of Purchaser or any other payee Purchaser otherwise designates; (vii) exercise all of my voting and other rights as any such attorney-in-fact in its sole discretion may deem proper at any meeting of Unitholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise; (viii) act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (ix) execute a loss and indemnity agreement relating to the Units on my behalf if I fail to include my original certificate(s) (if any) representing the Units with this Agreement; or (x) commence any litigation that Purchaser or its designees, in its sole discretion, deems necessary to enforce any exercise of Purchaser’s or such designees’ powers as my attorneys-in-fact as set forth above.

      Purchaser shall not be required to post bond of any nature in connection with this power of attorney. Such appointment will be effective upon receipt by Purchaser of this Agreement and Purchaser’s payment for the Units Transferred hereby. Upon such receipt, all prior proxies (other than the power of attorney and proxy given as provided in the Consent Form completed by me) given by me with respect to the Units that are the subject of my Offer will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective).

3.     Custodian Signature and Authorization Required

      IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE SIGNED BY THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT TO CONFIRM THIS AGREEMENT.

4.     Representations and Warranties

      I hereby represent and warrant to Purchaser and the Partnership that (i) I have received the Offer to Purchase and Solicitation Statement; (ii) I own the Units that are being Transferred hereby, of record and beneficially, and have full right, power and authority to validly sell, assign, trade, transfer, convey and deliver to Purchaser the Units; (iii) effective at the time that the Units are accepted for payment by and transferred to Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale and transfer thereof, and the Units will not be subject to any adverse claim; (iv) I am a “United States person,” as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); (v) I own the Units being tendered within the meaning of Rule 14e-4 under the Exchange Act; and (vi) the tender of such Units complies with Rule 14e-4.

      I hereby also represent and warrant that the Transfer contemplated by this Agreement would not (i) violate the registration requirements of the Securities Act of 1933, as amended or (ii) violate the laws of any state, or the rules or regulations of any government agency (including those related to suitability standards), applicable to such transfer.

      I hereby also represent, warrant and confirm to Purchaser and the Partnership that in entering into this Agreement and Transferring my Units, I have not relied on any information or representation of Purchaser except for information regarding the price at which Purchaser is prepared to purchase my Units, and that Purchaser has not given me any investment advice nor have I compensated Purchaser in any manner.

      I understand that the Purchase Price may be more or less than the fair market price of the Units or than prices recently quoted by secondary market matching services. By Transferring my Units, I wish to have Purchaser bear all future risks and uncertainties relating to the value of the Units.

      I understand that my Transfer hereby is subject to certain conditions for the benefit of Purchaser to Purchaser’s offer as set forth in the Offer to Purchase and Solicitation Statement, including (i) the condition that Purchaser shall have received the valid written consent to each of the proposals described in the Offer to Purchase and Consent Solicitation, which consent shall not have been revoked, by Limited Partners of the Partnership who collectively hold more than 50% of the Units, (ii) the condition that the proposed amendments to the Partnership Agreement described in the Offer to Purchase and Consent Solicitation shall have been adopted and shall be in full force and effect, and (iii) the unwaivable condition to Purchaser’s offer that at least a majority of the issued and outstanding Units be validly tendered and not withdrawn as of the date on which Purchaser’s offer expires (or such other date to which the Offer to Purchase and Solicitation Statement may be extended) (the “Expiration Date”) and that no contract will be deemed to have arisen prior to Purchaser’s written acceptance of my Offer.

5.     Release of General Partner

      I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims and demands I have, or may have, against the General Partner that result from the General Partner’s reliance on this Agreement or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more of the representations and warranties set forth herein.

6.     Offer Irrevocable, Subject to My Withdrawal Rights

      I understand that my Transfer of Units hereby will be irrevocable by me, subject to my withdrawal rights set forth in the section of the Offer to Purchase and Solicitation Statement, “THE TENDER OFFER — Withdrawal Rights.” These rights include that I may withdraw any Units I have tendered pursuant to the Offer to Purchase and Solicitation Statement at any time prior to the Expiration Date. After the Expiration Date, my Offer is firm and irrevocable and may not be withdrawn until after January 2, 2004 (60 days from the commencement of Purchaser’s offer) and then only to the extent that tendered Units have not been accepted for payment. For any withdrawal to be effective, I understand that I must deliver to you or your agent a written notice of withdrawal in the form attached to this Agreement on or before December 4, 2003 (or such other expiration date to which the Offer to Purchase and Solicitation Statement may be extended), at the address or facsimile number set forth in the Notice of Withdrawal.

      All authority herein conferred or agreed to be conferred to Purchaser shall survive my death or incapacity and all of my obligations shall be binding upon my heirs, personal representatives, successors and assigns.

      Upon request, I will execute and deliver any additional documents deemed by Purchaser and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

7.     Payment Procedures

      I hereby understand that on the terms of and subject to the conditions in this Agreement and the Offer to Purchase and Solicitation Statement, payment by Purchaser for the Units Transferred hereby and accepted by Purchaser will be made by check mailed to me or my custodian, once (i) Purchaser receives receipt of the Partnership’s confirmation that the transfer of Units to Purchaser has been effected and that Purchaser has been recognized as a Substituted Limited Partner with respect to the Units Transferred and (ii) the Units have been actually transferred to Purchaser. I acknowledge that, notwithstanding the foregoing, Purchaser reserves the right, in its sole discretion, to pay for the Units Transferred hereby prior to the effective date of transfer established by the Partnership.

8.     Termination

      I hereby understand and agree that I may withdraw the Units being Transferred hereby subject to my withdrawal rights as described in Section 6 herein and that Purchaser may, at its sole discretion, terminate this Agreement (in whole or in part) prior to making payment for the Units in accordance with the terms of and conditions to the Offer to Purchase and Solicitation Statement. If Purchaser does terminate this Agreement, I understand that (i) Purchaser shall notify me promptly after such termination and return the Units to me or my custodian and (ii) Purchaser shall have no liability for any damages incurred by me as a result of such termination.

9.     Backup Withholding Tax

      I understand and agree that in order to avoid the imposition of backup withholding tax at the rate of 28% on payments of cash made to me pursuant to Purchaser’s Offer, I must provide my correct taxpayer identification number and I must certify, on the Substitute Form W-9 included as part of this Agreement of Assignment and Transfer, under penalties of perjury, that the taxpayer identification number that I have provided is correct and that I am not subject to backup withholding tax. I further understand that if I do not provide my correct taxpayer identification number, or fail to provide the certifications described above, then the Internal Revenue Service

(the “IRS”) may impose a penalty on me, and I may be subject to backup withholding tax at the rate of 28%. If I am not a United States person, I will provide a Form W-8BEN or a Form W-8ECI (available from D. F. King & Co., Inc. (the “Information Agent”) at 1-888-605-1957 (Toll Free) (Banks and Brokers call collect at 212-269-5550)), as applicable, in order to avoid backup withholding tax.

10.     FIRPTA

      I hereby certify, under penalties of perjury, that (i) the number shown on the form below is my correct taxpayer identification number, (ii) if an individual, I am not a nonresident alien for purposes of United States income taxation and (iii) if other than an individual, I am (a) not a foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and related Treasury Regulations promulgated thereunder) and (b) not a disregarded entity as that term is defined in Treasury regulation Section 1.1445-2(b)(2)(iii). I understand that this certification may be disclosed to the IRS by Purchaser and that any false statements herein could be punishable by fine, imprisonment or both.

11.     Assignment and Disclaimer

      I understand and agree that Purchaser may, without my consent, assign all or some of its rights and delegate all or some of its duties arising out of this Agreement to an affiliate. I hereby disclaim any contractual or other legal relationship with the Information Agent or American Stock Transfer & Trust Company (the “Depositary”), which merely have acted as a provider of general information about this offering and other offerings and depositary of your returned documents, respectively. I understand that the only party acquiring my Units, and participating in this Agreement, is Purchaser.

12.     Governing Law; Waiver of Trial By Jury

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. I hereby waive any claim that any state or federal court in the State of Delaware is an inconvenient forum, and WAIVE ANY RIGHT TO TRIAL BY JURY. I HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT IN THE STATE OF DELAWARE IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.     Withdrawal From Partnership

      By executing this Agreement, I hereby acknowledge to the General Partner and the Partnership that, to the extent I am a Limited Partner, I desire to cease to be as a Limited Partner as to the Units referenced herein and hereby direct the General Partner to take all such actions as are necessary to accomplish such cessation and to appoint Purchaser as my agent and attorney-in-fact, to execute, swear to, acknowledge and file any document or to amend the books and records of the Partnership as necessary or appropriate for my ceasing to be a Limited Partner.

      I HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT AND EFFECTIVE AS OF THE EXPIRATION DATE (I) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE MY ADDRESS OF RECORD AND TO RECOGNIZE PURCHASER FOR THE PURPOSE OF RECEIVING ALL FUTURE DISTRIBUTIONS AND ACKNOWLEDGE THE TRANSFER OF UNITS FROM ME TO PURCHASER AT 1111 WESTCHESTER AVENUE, WHITE PLAINS, NEW YORK 10604, AND (II) TO FORWARD ALL DISTRIBUTIONS WITH RESPECT TO THE UNITS DECLARED OR MADE ON OR AFTER OCTOBER 1, 2003, AND OTHER INFORMATION TO BE RECEIVED BY ME TO PURCHASER TO THE ADDRESS SET FORTH IN (I). TO THE EXTENT THAT ANY DISTRIBUTIONS ARE MADE BY THE PARTNERSHIP WITH RESPECT TO THE UNITS ON OR AFTER OCTOBER 1, 2003, AND ARE RECEIVED BY ME, I AGREE THAT PURCHASER WILL DEDUCT THE AMOUNT OF SUCH DISTRIBUTIONS FROM THE PRICE PURCHASER PAYS ME FOR MY TENDERED UNITS.

INSTRUCTIONS TO COMPLETE THE AGREEMENT OF ASSIGNMENT AND TRANSFER

      You must mail, or send by hand delivery, overnight courier or facsimile, the executed original to Purchaser’s Depositary any time prior to or on the Expiration Date (or such other date to which the Offer to Purchase and Solicitation Statement may be extended):

American Stock Transfer & Trust Company

59 Maiden Lane
New York, NY 10038
Telephone:
Facsimile: 718-234-5001

      Note:     If you wish to consent to the Proposals described in the Offer to Purchase and Solicitation Statement in addition to tendering your Units, you must also fill out, sign and deliver the Consent Form that is included in this package.

      All signatures must be medallion guaranteed.

      A pre-addressed postage-paid envelope is enclosed for your convenience. The method of delivery of this Agreement and all other required documents is at your option and risk, and delivery will be deemed made only when actually received by our Depositary. If delivery is by mail, Purchaser recommends registered mail with return receipt requested. If delivery is by facsimile, you must also return the original documents, which originals, only, may be received after the Expiration Date provided that the facsimile is received prior to or on the Expiration Date.

      In all cases, you should allow sufficient time to ensure timely delivery prior to December 4, 2003 (or such date as our Offer and Consent Solicitation are extended).

      If you have questions regarding the sale of your Units or need assistance completing this form, please call Purchaser’s Information Agent:

D.F. King & Co., Inc.

48 Wall Street
New York, NY 10005
Banks and Brokers call Collect: (212) 269-5550
All other’s call Toll-Free: (888) 605-1957

If you are a Beneficial Owner of Record, you should:

      1.     COMPLETE and SIGN this Agreement;

      2.     Have your signature medallion guaranteed by your Bank or Broker;

      3.     Indicate number of Units owned and/or to be sold; and

      4.     Return this Agreement in the envelope provided.

If you own the Units through Joint Ownership, you should:

      1.     ALL owners of record must COMPLETE and SIGN this Agreement;

2.	ALL owners of record must have your signatures SEPARATELY medallion guaranteed by your Bank or Broker;

      3.     Indicate number of Units owned and/or to be sold; and

      4.     Return this Agreement in the envelope provided.

If you are an IRA or KEOGH, you should:

      1.     Have BENEFICIAL OWNERS COMPLETE and SIGN this Agreement;

2.	Provide Custodian information (i.e., Name, Company Name, Address, Phone No. and Account No.);

      3.     Indicate number of Units owned and/or to be sold;

      4.     Return this Agreement in the envelope provided; and

      5.     Purchaser will obtain the medallion guarantee of Custodian signature.

If any owner is Deceased, you should:

      1.     Enclose a certified copy of the death certificate;

2.	If ownership is other than joint tenants with right of survivorship, please provide a letter of testamentary or administration, current within 6 months, showing your beneficial ownership or executor capacity (in addition to a copy of the death certificate);

      3.     COMPLETE and SIGN this Agreement;

      4.     Have your signature medallion guaranteed by your Bank or Broker;

      5.     Indicate number of Units owned and/or to be sold; and

      6.     Return this Agreement in the envelope provided.

If you are a Corporation, you should:

      1.     Enclose a CORPORATE RESOLUTION showing authorized signatory;

      2.     COMPLETE and SIGN this Agreement;

      3.     Have your signature medallion guaranteed by your Bank or Broker;

      4.     Indicate number of Units owned and/or to be sold; and

      5.     Return this Agreement in the envelope provided.

If you are a Trust, Profit Sharing or Pension Plan, you should:

1.	Enclose the title, signature and other applicable pages of your trust, profit sharing or other agreement showing authorized signatory;

      2.     COMPLETE and SIGN this Agreement;

      3.     Have your signature medallion guaranteed by your Bank or Broker;

      4.     Indicate number of Units owned and/or to be sold; and

      5.     Return this Agreement in the envelope provided.

      TO COMPLETE THE SUBSTITUTE FORM W-9, IF YOU ARE A UNITED STATES PERSON YOU SHOULD:

1. Fill in your name and address at the top of the form.

2. Part 1: Provide the taxpayer identification number (“TIN”) of the record owner of the Units. An individual should provide his social security number. Joint owners should provide the social security number of the owner whose name appears first. A trust account should provide the TIN assigned to the trust. An IRA custodial account should provide the TIN of the custodian. A custodial account for the benefit of a minor should provide the social security number of the minor. A corporation, partnership or other business entity should provide the Employer Identification Number assigned to that entity.

If you do not have a TIN, please complete Part 3 and contact the Depositary.

3. Part 2: Check the box if it is true with respect to you. If you ARE subject to backup withholding, please cross out Part 2.

4. Part 3: Complete only if you do not have a TIN and are awaiting a TIN from the Internal Revenue Service. Notwithstanding that the certification in Part 3 is given, if you have not been issued a TIN, then the Depositary WILL withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary.

5. Sign and date the Substitute Form W-9.

6. Include the completed Substitute Form W-9 with the completed Agreement that you return to Purchase in the care of its Depositary at the following address:

American Stock Transfer & Trust Company

59 Maiden Lane
New York, NY 10038
Facsimile: 718-234-5001

If delivery is by facsimile, you must also return the original documents, which originals, only, may be received after the Expiration Date provided that the facsimile is received prior to or on the Expiration Date.

      AS THE TRANSFEROR, YOU MUST COMPLETE ALL ITEMS IN THIS SECTION TO THE EXTENT APPLICABLE OR NOT ALREADY COMPLETED.

      I hereby make application to transfer and assign to Purchaser, as set forth herein and pursuant to Purchaser’s Offer to Purchase and Solicitation Statement dated November 4, 2003, and for Purchaser to succeed to such rights and interests as a Substituted Limited Partner, successor in interest and assignee.

Partnership Information

FULL NAME OF PARTNERSHIP:	Westin Hotels Limited Partnership
QUANTITY of Units I desire to sell:	Units
PARTNERSHIP ID:	91-1328985
Certificate Information
Was a certificate issued to you?	Circle One: Yes No
If yes, did you include the certificate:	Circle One: Yes No
If not included, why not?
CUSIP No.:	960 377 109

Registration Information

      Indicate exactly as shown on Partnership records and include any custodial information. If a Custodial Account, the address of the beneficial owner should be your address.

      The Units are currently registered as follows:

Name:
Social Security or Tax ID #:
Custodian/ Trustee Tax ID #:
Home Telephone Number:
Office Telephone Number:
Mailing Address:
City, State, Zip Code:
State of Residence:

Circle One:	U.S. Citizen Resident Alien Non-Resident Alien
IRA Keogh Entity

Certification

      I hereby certify and represent that I have possession of valid title and all requisite power to assign such interests and that the assignment is in accordance with applicable laws and regulations and further certify, under penalty of law, the following:

Reason for Transfer: Sale (for consideration)

Tax Certification

      Under penalty of perjury, I certify that the statements in Sections 9 and 10 of this Agreement are true, complete and correct.

A-1

Signature Certification/ Power of Attorney

      As set forth in Section 2 of this Agreement, I hereby irrevocably constitute and appoint Purchaser as my true and lawful agent, attorney-in-fact and proxy with respect to the Units, with full power of substitution.

      This must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Partnership records. Persons who sign as a representative or in any fiduciary capacity must indicate their capacity when signing and must present satisfactory evidence of their authority to so act.

Your Signature:	Medallion Signature Guarantee:

Date:	Date:

Co-Transferor’s Signature(if applicable):	Medallion Signature Guarantee:

Date:	Date:

Custodian’s Signature:	Medallion Signature Guarantee:

Date:	Date:

      If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Name(s):	Capacity: (Full Title):

AGREED TO AND ACCEPTED:

WHLP Acquisition LLC

By:	/s/ KENNETH S. SIEGEL

Name: Kenneth S. Siegel

Title: Vice President and Secretary

Unit Price: $625 Trade Date:	Account Executive:

A-2

PAYOR’S NAME: WHLP ACQUISITION LLC

Name (if joint names, list first and circle the name of the person or entity
SUBSTITUTE	whose number you enter in Part I below). ---------------------------------------------------------- Address

-------------------------------------------------------------------------------------- City, State and ZIP Code
Form W-9	---------------------------------------------------------- List account number(s) (optional)

Department of the Treasury	Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Taxpayer Identification Number

Internal Revenue Service	Part 2 — Check the box if you are NOT subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code because (1) you are exempt from backup withholding, (2) you have not been notified by the Internal Revenue Service (the “IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends or (3) the IRS has notified you that you are no longer subject to backup withholding. ☐

	CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT I AM A UNITED STATES PERSON (INCLUDING A UNITED STATES RESIDENT ALIEN) AND THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.	Part 3 — Awaiting TIN ☐ Check the box if you have applied for a TIN and are awaiting its receipt.
	Signature: D	ate:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

A-3